CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-290570 on Form S-1 and Registration Statement No. 333-291344 on Form S-8 of our report dated March 9, 2026, relating to the financial statements of BETA Technologies, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.
/s/ Deloitte & Touche LLP
Boston, Massachusetts
March 9, 2026